Exhibit 4.36

SRK House 265 Oxford Road, Illovo 2196 Johannesburg PO Box 55291 Northlands 2116 South Africa e-Mail: johannesburg@srk.co.za URL: http://www.srk.co.za Tel: +27 (11) 441 1111 Fax: +27 (11) 880 8086

Consent

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with (a) the report entitled “An Independent  Technical Report on the Modder East Gold Project, Located near Springs, Gauteng Province, Republic of South Africa” dated August 31, 2006 and amended October 26, 2006 and (b) the report entitled “An Independent Technical Report on the Eastern Mining Assets, Located near Springs, Gauteng Province, Republic of South Africa” dated September 1, 2005 and amended October 20, 2005 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ Herbert Gerald Waldeck
Herbert Gerald Waldeck Pr.Eng.
Partner and Principal Mining Engineer
SRK Consulting

Consent Letter-25 June 2007

Partners        JCJ Boshoff, MJ Braune, JM Brown, JAC Cowan, CD Dalgliesh, RJ Dixon, T Hart, PR Labrum, LGA Maclear, RRW McNeil, HAC Meintjes, BJ Middleton, MJ Morris, GP Murray, GP Nel, VS Reddy, PN Rosewarne, PE Schmidt, PJ Shepherd, AA Smithen, VM Simposya, PJ Terbrugge, KM Uderstadt, DJ Venter, HG Waldeck, A Wood, A J Van der Merwe

Cape Town +27 (0) 21 659 3060

Durban +27 (0) 31 279 1204

East London +27 (0) 43 748 6292

Harare +263 (4) 496 182

Johannesburg +27 (0) 11 441 1111

Pietermaritzburg +27 (0) 33 345 6311

Port Elizabeth +27 (0) 41 581 1911

Pretoria +27 (0) 12 361 9821

Rustenburg +27 (0) 14 594 1280

Directors      AJ Barret, PR Labrum, BJ Middleton, MJ Morris, PE Schmidt, PJ Terbrugge MB Zungu, S Mayekiso

Associates    AN  Birtles, SA McDonald, DM Duthe, R Gardiner, WA Naismith, JP Odendaal, D Visser, AC White, ML Wertz, AC Woodford

Consultants  AC Burger, BSc (Hons); IS Cameron-Clarke, PrSci Nat, MSc;  JH de Beer, PrSci Nat, MSc; GA Jones, PrEng, PhD; WD Ortlepp, PrEng, MEng; TR Stacey, PrEng,  DSc;  OKH Steffen, PrEng, PhD; RJ Stuart, PrTech Eng, GDE; DW Warwick, PrSci Nat, BSc (Hons)

Corporate Shareholder: Kagiso Enterprises (Pty) Ltd
SRK Consulting (South Africa) (Pty) Ltd	Reg No 1995.012890.07